UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
___________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2026

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Core & Main, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-40650	86-3149194
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1830 Craig Park Court
St. Louis, Missouri	63146
(Address of principal executive offices)	(Zip Code)

(314) 432-4700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
___________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A common stock, par value $0.01 per share	CNM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of M. Susan Hardwick as a New Director
On March 27, 2026, Core & Main, Inc. (together with its indirect subsidiary, Core & Main LP, as applicable, the “Company”) announced that effective as of April 1, 2026 (the “Transition Date”), the Board of Directors of the Company (the “Board”) increased the number of Class III directors and appointed M. Susan Hardwick to fill the resulting vacancy. Effective as of the Transition Date, M. Susan Hardwick was also appointed to the Talent and Compensation Committee. Ms. Hardwick’s term expires at the 2027 annual meeting of stockholders and until her successor shall be elected or qualified, or until her earlier death, resignation or removal. There was no arrangement or understanding between Ms. Hardwick and any other person pursuant to which she was selected as a director.
Ms. Hardwick is the former Chief Executive Officer of American Water Works Company, Inc. (AWK) (“American Water”), a role in which she served from 2022 to 2025. She previously served as Chief Financial Officer of American Water from 2019 to 2022. Prior to joining American Water, Ms. Hardwick served as Executive Vice President and Chief Financial Officer of Vectren Corporation, where she played a key role in the company’s strategic direction. Ms. Hardwick brings to the Board extensive executive leadership experience in the regulated utility industry and a well-rounded background in finance, capital allocation, and strategic transactions.
In connection with her election to the Board, Ms. Hardwick receives a pro rata portion of the standard annual compensation for service on the Board and the Talent and Compensation Committee as described from time to time in the Company's definitive proxy statements filed with the Securities and Exchange Commission (the “SEC”). As of the date of this report, standard annual compensation for service on the Board is equal to $225,000, comprised of $130,000 of restricted stock units of the Company issued under the Company’s 2021 Omnibus Equity Incentive Plan and $95,000 in cash. In addition, a Talent and Compensation Committee member receives an additional $10,000 annually in cash. The Company entered into an indemnification agreement with Ms. Hardwick pursuant to which the Company is required to indemnify Ms. Hardwick against certain liabilities which may arise by reason of her status or service as a director and to advance expenses to her, subject to reimbursement if it is determined that she is not entitled to indemnification. The form of such indemnification agreement has been incorporated by reference as Exhibit 10.10 to the Company’s Form 10-K, filed with the SEC on March 24, 2026.
Executive Chair and Board Transition
On March 27, 2026, 2026, the Company also announced that effective as of the Transition Date:
•Stephen LeClair, the Executive Chair of the Company and Chair of the Board, retired from the position of Executive Chair, as a Class II director and as Chair of the Board and from all other positions held with subsidiaries of the Company;
•James Castellano, the current Lead Independent Director of the Board, became the Chair of the Board; and
•James Hope, a current member of the Audit Committee, became the Chair of the Audit Committee, and Robert Buck became a member of the Audit Committee (together, the “Committee Appointments”).
The Company issued a press release, dated as of the date hereof, announcing the foregoing actions, which is filed as an exhibit to this current report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description
99.1	Press Release, dated March 27, 2026**
104	Cover Page to this Current Report on Form 8-K in Inline XBRL*

* Filed herewith.
** Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 27, 2026	CORE & MAIN, INC.

	By:	/s/ Mark G. Whittenburg
	Name:	Mark G. Whittenburg
	Title:	General Counsel and Secretary